Exhibit 99.1

TESSCO Reports Third-Quarter Fiscal 2022 Financial Results

Third-Quarter Net Income of $1.2 Million and Adjusted EBITDA of $1.0 Million

Third-Quarter Revenues of $102.5 million, Up 3% Year Over Year

Third-Quarter Overall Sales Order Bookings up 7% Year Over Year

Company Revises Guidance for Full-year Fiscal 2022

HUNT VALLEY, MD, February 3, 2022—TESSCO TECHNOLOGIES INCORPORATED (NASDAQ: TESS) today reported financial results for its fiscal year 2022 third quarter, ended December 26, 2021.

Third-Quarter Financial Highlights

●	Net income of $1.2 million
●	Adjusted EBITDA* of $1.0 million, first quarter of positive adjusted EBITDA since the Company began tracking results from continuing operations at the start of fiscal 2020 following its exit from the retail business
●	Third-quarter fiscal-year 2022 revenues of $102.5 million, up 3% compared with third quarter of prior fiscal year
●	Overall sales order bookings growth of 7% compared to prior-year, third-quarter bookings
●	Sales backlog at end of third quarter of fiscal 2022 was a record $68 million, up $34 million since the end of fiscal 2021
●	Year-to-date revenues up 11% and sales order bookings up 25% over the same period of fiscal 2021

“Our positive momentum continued in the third quarter of our fiscal year as we executed on our strategy, which helped to drive increased revenues and record bookings,” said Sandip Mukerjee, TESSCO’s President and Chief Executive Officer. “Supply-chain disruptions and inflationary headwinds persisted, but we still achieved year-over-year revenue growth of 3% while building a record level of sales backlog. Furthermore, we saw a robust 13% increase in gross profit, driven by our pricing discipline and a favorable product and customer mix, including a 23% increase in Ventev revenues.

“We continue to focus on cost efficiencies and on gaining leverage from our business. Selling, general and administrative expenses as a percentage of revenues continued to decline, totaling 18.9% this quarter, compared to 23.8% in last year’s third quarter (20.8% excluding the costs associated with the consent solicitation that concluded in the prior-year quarter).

“In the third quarter, we made progress in all aspects of our ongoing strategic initiatives, particularly with respect to our distribution business and Ventev. Our distribution business continued to gain market share as we developed new customer and manufacturer relationships. At the same time, our Ventev business achieved record bookings and shipments. Additionally, we made progress with our SaaS offerings as our Device Life Cycle Management platform recorded revenues for the first time.”

Third-Quarter Financial Results

Due to the sale of TESSCO’s retail inventory and other related assets during the third quarter of fiscal year 2021, and the corresponding retail business exit, the Company presents earnings both from continuing and discontinued operations. The following financial results relate only to continuing operations.

	Third Quarter FY 2022	Third Quarter FY 2021	Nine Months To Date FY 2022	Nine Months To Date FY 2021
Revenue	$102.5M	$99.2M	$316.0M	$284.6M
Net income (loss) [1]	$1.2M	($5.7M)	($2.3M)	($13.5M)
Earnings (loss) per share	$0.14	($0.66)	($0.26)	($1.56)
Adjusted EBITDA[2]	$1.0M	($5.1M)	($0.3M)	($10.9M)

1 Net loss for the third quarter and first nine months of fiscal 2021 includes $3.0 million in pre-tax incremental expenses related to a consent solicitation initiated by a shareholder group late in the second fiscal quarter of fiscal 2021 and continuing well into the third quarter.

2 Adjusted EBITDA (from continuing operations) is a Non-GAAP financial measure. Please see the discussion of Non-GAAP Information below and the reconciliation of Non-GAAP to GAAP results included as an exhibit to this press release.

Revenue by Market

	Year over Year Q3 FY 2022 vs. Q3 FY 2021	Nine Months To Date FY 2022 vs. FY 2021
Carrier	1.1%	18.8%
Commercial	4.9%	5.8%
Total	3.2%	11.0%

Sales Backlog

	Carrier	Commercial	Total
Q4 FY21	$18M	$16M	$34M
Q1 FY22	$25M	$22M	$47M
Q2 FY22	$30M	$25M	$55M
Q3 FY22	$33M	$35M	$68M

For the fiscal 2022 third quarter, revenues totaled $102.5 million, compared with $99.2 million for the third quarter of fiscal 2021, with strong results from the Company’s Commercial market.

Gross profit was $19.6 million for the third quarter of fiscal 2022, compared with $17.3 million for the same quarter of fiscal 2021. Gross margin was 19.1% for the third quarter of fiscal 2022, compared with 17.4% in the third quarter of last year, largely as a result of pricing discipline and a favorable customer and product mix, including a 23% increase in Ventev revenues.

Third-quarter, fiscal-2022 selling, general and administrative (SG&A) expenses decreased 18% from the prior-year quarter to $19.4 million.  SG&A expenses as a percentage of revenue were 18.9% in the third quarter of fiscal 2022, down from 23.8% in the prior-year quarter. The third quarter of fiscal 2021 included $3.0 million in incremental expenses related to a consent solicitation initiated by a shareholder group late in the second fiscal quarter of fiscal 2021 and continuing well into the third quarter. Adjusting for that incremental charge, SG&A expenses were down 6% due to the Company’s successful ongoing cost-reduction initiatives, despite increased freight costs in this year’s third quarter, resulting from global supply chain constraints.

Third-quarter, fiscal-2022 net income was $1.2 million, compared with a net loss of $5.7 million in the third quarter of fiscal 2021.

Adjusted EBITDA* and adjusted EBITDA per share* from continuing operations were $1.0 million and $0.11, respectively, for the third quarter of fiscal 2022. This compares with adjusted EBITDA* and adjusted EBITDA per share* of a loss of $5.1 million and $0.58, respectively, for the third quarter of fiscal 2021.

As of December 26, 2021, the outstanding balance under the Company’s $75 million line of credit was approximately $38.3 million, down from $45.6 million in the sequential second quarter. The Company had $1.1 million in cash and cash equivalents, down from $2.1 million in the sequential second quarter. Cash flow from operations was $10.6 million in the third quarter of fiscal 2022.

The Company’s shareholders’ equity (total assets less total liabilities, also referred to as book value) as of December 26, 2021 was $76.7 million, or $8.53 per share based upon 9.0 million fully diluted shares outstanding.

Business Outlook

“As we come to the last quarter of our fiscal year, I am very excited by the progress we are making in all areas of our business,” said Mr. Mukerjee. “However, industry-wide supply chain issues persisted, and indeed worsened in the third quarter, resulting in a doubling of our backlog since the beginning of this fiscal year. As such, we have updated our full fiscal year 2022 guidance to reflect our actual third-quarter results and our anticipated results for the fourth quarter, with revenue guidance at the lower end of our previous range and adjusted EBITDA somewhat lower than previously projected. We will continue to work closely with our suppliers to meet the needs of customers while maximizing our results for the fourth quarter.”

Accordingly, Tessco’s updated business outlook for full fiscal 2022, compared to previous estimates and prior year results, is summarized below (all amounts reflecting continuing operations activity only):

	Current	Previous	FY 21 Actuals
Revenue	$408M - $425M	$408M - $442M	$373M
Net loss	($5.5M) – ($2.6M)	($6.5M) - ($4.1M)	($14.4M)
Adjusted EBITDA*	($2.6M) - $0.4M	$0.0M - $2.4M	($12.8M)

*Adjusted EBITDA (from continuing operations) is a Non-GAAP financial measure. Please see the discussion of Non-GAAP Information below and the reconciliation of Non-GAAP to GAAP results.

Forecasting future results or trends is inherently difficult for any business, and actual results or trends may differ materially from those forecasted. The Business Outlook published in this press release reflects only the Company’s current best estimate and the Company assumes no obligation to update the information contained in this press release, including the Business Outlook, at any time.

Third Quarter 2022 Conference Call

Management will host a conference call to discuss third-quarter fiscal 2022 results and Business Outlook on Friday, February 4, 2022 at 8:30 a.m. ET. To participate in the conference call, please call 888-210-2975 (domestic call-in) or 646-960-0497 (international call-in).

A live webcast of the conference call will be available on the Events & Presentations page of the Company’s website. All participants should call or access the website approximately 10 minutes before the conference begins. An archived version of the webcast will be available on the Company's website for one year.

*Non-GAAP Information

EBITDA, Adjusted EBITDA, EBITDA per diluted share and Adjusted EBITDA per diluted share are measures used by management to evaluate the Company’s ongoing operations, and to provide a general indicator of the Company's operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges). EBITDA is defined as income from operations, plus interest expense, net of interest income, provision for (benefit from) income taxes, and depreciation and amortization. EBITDA per diluted share is defined as EBITDA divided by TESSCO’s diluted weighted average shares outstanding.  Adjusted EBITDA is EBITDA as defined above, but also adds stock-based compensation and goodwill impairments.

Management believes these EBITDA measures are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Because not all companies use identical calculations, the Company’s presentation of these Non-GAAP measures may not be comparable to other similarly titled measures of other companies. EBITDA, EBITDA per diluted share, Adjusted EBITDA and Adjusted EBITDA per share are not recognized terms under GAAP, and EBITDA and Adjusted EBITDA does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA and EBITDA per diluted share, are intended to be measures of free cash flow for management's discretionary use, as certain cash requirements, such as interest payments, tax payments and debt service requirements, are not reflected.

A reconciliation of actual Non-GAAP to GAAP results is included as an exhibit to this release.

A reconciliation of Non-GAAP to GAAP measures pertaining to the Business Outlook is as follows:

	Low	High
Net loss per business outlook	$(5.5M)	$(2.6M)
Add: provision for (benefit from) income taxes	(1.2M)	(1.2M)
Add: depreciation and amortization	2.5M	2.5M
Add: interest expense, net	0.7M	0.7M
Add: stock-based compensation	0.9M	1.0M
Adjusted EBITDA per business outlook	($2.6M)	$0.4M

About TESSCO Technologies Incorporated (NASDAQ: TESS)

TESSCO Technologies, Inc. (NASDAQ: TESS) is a value-added technology distributor, manufacturer, and solutions provider serving commercial customers in the wireless infrastructure ecosystem. The Company was founded more than 30 years ago with a commitment to deliver industry-leading products, knowledge, solutions, and customer service. TESSCO supplies products to the industry’s top manufacturers in mobile communications, Wi-

Fi, Internet of Things (“IoT”), wireless backhaul, and more. Tessco is a single source for outstanding customer experience, expert knowledge, and complete end-to-end solutions for the wireless industry. For more information, visit www.tessco.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained herein, including statements regarding our future results of operations and financial position, strategy and plans and future prospects, and our expectations for future operations, are forward-looking statements. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially from those projected. These forward-looking statements may generally be identified by the use of the words "may," "will," "expects," "anticipates," “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” "believes," "estimates," and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. These forward-looking statements are only predictions and involve a number of risks, uncertainties and assumptions, many of which are outside of our control. Our actual results may differ materially and adversely from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission (the “SEC”), under the heading "Risk Factors" and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject. For additional information with respect to risks and other factors which could occur, see Tessco’s Annual Report on Form 10-K for the year ended March 28, 2021, including Part I, Item 1A, "Risk Factors" therein, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other securities filings with the SEC that are available at the SEC's website at www.sec.gov and other securities regulators.

We are not able to identify or control all circumstances that could occur in the future that may materially and adversely affect our business and operating results. Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: the impact and results of any new or continued activism activities by activist investors; termination or non-renewal of limited duration agreements or arrangements with our suppliers, which are typically terminable by either party upon several months or otherwise relatively short notice; loss of significant customers, suppliers or other relationships, or reduction of customer business or product availability; loss of customers or suppliers either directly or indirectly as a result of consolidation among large wireless service carriers and others within the wireless communications industry; deterioration in the strength of our customers' or suppliers' business; negative or adverse economic conditions, including those adversely affecting consumer confidence or consumer or business spending or otherwise adversely impacting our suppliers or customers, including their access to capital or liquidity, or our customers' demand for, or ability to fund or pay for, the purchase of our products and services; our dependence on a relatively small number of suppliers, which could hamper our ability to maintain appropriate inventory levels and meet customer demand; changes in customer and product mix that affect gross margin; effect of “conflict minerals” regulations on the supply and cost of certain of our products; failure of our information technology system or distribution system; our inability to maintain or upgrade our technology or telecommunication systems without undue cost, incident or delay; system security or data protection breaches and exposure to cyber-attacks, and the cost associated with ongoing efforts to maintain cyber-security measures and to meet applicable compliance standards; damage or destruction of our distribution or other facilities; prolonged or otherwise unusual quality or performance control problems; technology changes in the wireless communications industry or technological failures, which could lead to significant inventory obsolescence or devaluation and/or our inability to offer key products that our customers demand; third-party freight carrier interruption; increased competition from competitors, including manufacturers or national and regional distributors of the products we sell and the absence of significant barriers to entry which could result in pricing and other pressures on profitability and market share; our relative bargaining power and inability to negotiate favorable terms with our suppliers and customers; our inability to access capital and obtain or retain financing as and when needed; transitional and other risks associated with acquisitions of companies that we may undertake in an effort to expand our business; claims against us for breach of the intellectual property rights of third parties; product liability claims; our inability to protect certain intellectual property, including systems and technologies on which we rely; our inability to hire or retain for any reason our key professionals, management and staff; health epidemics or pandemics or other outbreaks or events, or national or world events or disasters beyond our control; changes in political and regulatory conditions, including tax and trade policies; and the possibility that, for unforeseen or other reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

The above list should not be construed as exhaustive and should be read in conjunction with our other disclosures, including but not limited to the risk factors described in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission (the “SEC”), under the heading "Risk Factors" and otherwise. Other risks may be described from time to time in our filings made under the securities laws. New risks emerge from time to time. It is not possible for our management to predict all risks.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. We disclaim any duty to update any of these forward-looking statements after the date of this press release to confirm these statements to actual results or revised expectations.

Contacts

TESSCO Technologies Incorporated
Aric Spitulnik
Chief Financial Officer
410-229-1419
spitulnik@tessco.com

David Calusdian
Sharon Merrill Associates, Inc.
617-542-5300
TESS@investorrelations.com

TESSCO Technologies Incorporated

Consolidated Statements of Income (Loss) (Unaudited)

	Fiscal Quarters Ended			Nine Months Ended
	December 26,	December 27,	September 26,	December 26,	December 27,
	2021	2020	2021	2021	2020

Revenues	$102,462,400	$99,237,600	$108,536,200	$315,954,700	$284,607,600
Cost of goods sold	82,841,600	81,921,900	88,740,500	256,852,000	233,718,000
Gross profit	19,620,800	17,315,700	19,795,700	59,102,700	50,889,600
Selling, general and administrative expenses	19,403,800	23,606,800	20,988,000	62,038,600	65,927,100
Operating income (loss)	217,000	(6,291,100)	(1,192,300)	(2,935,900)	(15,037,500)
Interest expense, net	131,000	151,200	158,700	503,400	367,800
Income (loss) from continuing operations before benefit from income tax	86,000	(6,442,300)	(1,351,000)	(3,439,300)	(15,405,300)
Provision for (benefit from) income taxes	(1,129,000)	(740,400)	(75,700)	(1,166,200)	(1,886,600)
Net income (loss) from continuing operations	$1,215,000	$(5,701,900)	$(1,275,300)	$(2,273,100)	$(13,518,700)
Income (loss) from discontinued operations, net of taxes	243,800	4,787,500	448,600	1,187,900	7,706,000
Net income (loss)	$1,458,800	$(914,400)	$(826,700)	$(1,085,200)	$(5,812,700)
Basic earnings (loss) income per share
Continuing operations	$0.14	$(0.66)	$(0.14)	$(0.26)	$(1.56)
Discontinued operations	$0.03	$0.55	$0.05	$0.13	$0.89
Consolidated operations	$0.16	$(0.11)	$(0.09)	$(0.12)	$(0.67)
Diluted earnings (loss) income per share
Continuing operations	$0.14	$(0.66)	$(0.14)	$(0.26)	$(1.56)
Discontinued operations	$0.03	$0.55	$0.05	$0.13	$0.89
Consolidated operations	$0.16	$(0.11)	$(0.09)	$(0.12)	$(0.67)
Basic weighted-average common shares outstanding	8,957,502	8,699,937	8,910,365	8,910,857	8,658,205
Effect of dilutive options and other equity instruments	39,335	—	—	—	—
Diluted weighted-average common shares outstanding	8,996,837	8,699,937	8,910,365	8,910,857	8,658,205

TESSCO Technologies Incorporated

Consolidated Balance Sheets (Unaudited)

	December 26,	March 28,
	2021	2021
ASSETS
Current assets:
Cash and cash equivalents	$1,122,200	$1,110,000
Trade accounts receivable, net	68,386,900	70,045,700
Product inventory, net	51,521,600	53,060,000
Income taxes receivable	7,369,900	10,432,500
Prepaid expenses and other current assets	3,534,800	3,980,900
Current portion of assets held for sale	—	1,196,900
Total current assets	131,935,400	139,826,000

Property and equipment, net	11,679,200	12,571,600
Intangible assets, net	27,466,900	19,136,500
Lease asset - right of use	9,278,200	11,285,800
Other long-term assets	7,962,200	6,258,000
Total assets	$188,321,900	$189,077,900

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$55,550,400	$59,415,600
Payroll, benefits and taxes	5,081,500	6,279,800
Income and sales tax liabilities	692,000	803,900
Accrued expenses and other current liabilities	1,462,200	2,912,300
Lease liability, current	2,548,400	2,573,500
Total current liabilities	65,334,500	71,985,100

Deferred tax liabilities	26,500	26,500
Revolving line of credit	38,271,500	30,583,200
Non-current lease liability	7,185,500	8,923,500
Other non-current liabilities	761,900	809,400
Total liabilities	111,579,900	112,327,700

Shareholders’ equity:
Preferred stock	—	—
Common stock	105,600	104,200
Additional paid-in capital	68,369,700	67,227,700
Treasury stock	(129,200)	(62,800)
Retained earnings	8,395,900	9,481,100
Total shareholders’ equity	76,742,000	76,750,200
Total liabilities and shareholders’ equity	$188,321,900	$189,077,900

TESSCO Technologies Incorporated

Reconciliation of Net Income (Loss) to Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) from Continuing Operations (Unaudited)

	Fiscal Quarters Ended			Nine Months Ended
	December 26,	December 27,	September 26,	December 26,	December 27,
	2021	2020	2021	2021	2020

Net income (loss) from continuing operations	$1,215,000	$(5,701,900)	$(1,275,300)	$(2,273,100)	$(13,518,700)
Add:
Provision for (benefit from) income taxes	(1,129,000)	(740,400)	(75,700)	(1,166,200)	(1,886,600)
Interest expense, net	131,000	151,200	158,700	503,400	367,800
Depreciation and amortization	633,000	878,600	637,700	1,878,400	3,135,100
EBITDA	$850,000	$(5,412,500)	$(554,600)	$(1,057,500)	$(11,902,400)
Add:
Stock-based compensation	101,700	331,000	368,100	724,700	959,600
Adjusted EBITDA	$951,700	$(5,081,500)	$(186,500)	$(332,800)	$(10,942,800)

EBITDA per diluted share	$0.09	$(0.62)	$(0.06)	$(0.12)	$(1.37)
Adjusted EBITDA per diluted share	$0.11	$(0.58)	$(0.02)	$(0.04)	$(1.26)

TESSCO Technologies Incorporated

Supplemental Results Summary (in thousands) (Unaudited)

	Three Months Ended
	December 26,	December 27,	September 26,	Growth Rates Compared to
	2021	2020	2021	Prior Year Period	Prior Period
Market Revenues
Public carrier	$43,409	$42,923	$46,918	1.1%	(7.5)%
Commercial	59,053	56,315	61,618	4.9%	(4.2)%
Total revenues	$102,462	$99,238	$108,536	3.2%	(5.6)%

Market Gross Profit
Public carrier	$5,484	$4,780	$5,560	14.7%	(1.4)%
Commercial	14,137	12,536	14,236	12.8%	(0.7)%
Total gross profit	$19,621	$17,316	$19,796	13.3%	(0.9)%
% of revenues	19.1%	17.4%	18.2%

	Nine Months Ended
	December 26,	December 27,	Growth Rates
	2021	2020	Compared to Prior Year Period
Market Revenues
Public carrier	$136,348	$114,810	18.8%
Commercial	179,607	169,798	5.8%
Total revenues	$315,955	$284,608	11.0%

Market Gross Profit
Public carrier	$16,365	$12,078	35.5%
Commercial	42,738	38,812	10.1%
Total gross profit	$59,103	$50,890	16.1%
% of revenues	18.7%	17.9%